UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2007

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 962-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Item 8.01 Other Events.

On April 2, 2007, Spansion Inc. (the “Company”) announced that Spansion Japan Limited (“Spansion Japan”), a Japanese corporation and an indirect wholly owned subsidiary of the Company, closed the sale of Spansion Japan’s semiconductor wafer fabrication facilities known as JV1 and JV2 (the “JV1/JV2 Facilities”) located in Aizu-Wakamatsu, Japan, to Fujitsu Limited, a Japanese corporation (“Fujitsu”), pursuant to that certain Asset Purchase Agreement dated as of September 28, 2006 (the “Purchase Agreement”), among Spansion Japan, the Company, Spansion Technology Inc., a Delaware corporation (“STI”), and Spansion LLC, a Delaware limited liability company (together with the Company and STI, the “Guarantors”), and Fujitsu. Fujitsu exercised its rights under the Purchase Agreement to substitute Fujitsu Semiconductor Technology, Inc., a Japanese corporation (“FSET”), for Fujitsu as Purchaser (as defined in the Purchase Agreement) of certain of the Purchased Assets (as defined in the Purchase Agreement). Under the terms of the Purchase Agreement, Fujitsu and FSET paid Spansion Japan approximately $150 million in cash, and will also continue production of Spansion Flash memory products as a foundry pursuant to a Foundry Agreement dated as of September 28, 2006, among Spansion Japan, the Guarantors and Fujitsu (the “Foundry Agreement”). The Purchase Agreement and related Foundry Agreement were previously described on a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 2, 2006.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated April 2, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANSION INC.
(Registrant)

Date: April 2, 2007	By:	/s/ Dario Sacomani
	Name:	Dario Sacomani
	Title:	Executive Vice President and Chief Financial Officer

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